UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 23, 2007

ETHANEX ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-129810	Pending
(Commission File Number)	(IRS Employer Identification No.)

14500 Parallel Road, Suite A, Basehor, KS	66007
(Address of Principal Executive Offices)	(Zip Code)

(913) 724-4106

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 23, 2007, Ethanex Energy North America, Inc. (the “Company”), a wholly owned subsidiary of Ethanex Energy, Inc., entered into a Ninth Amendment to Joint Venture Agreement with SEMO Milling, LLC (“SEMO”), amending the Joint Venture Agreement dated August 4, 2006, relating to the construction of a 100 million gallon per year nameplate ethanol production plant to be co-located with a dry corn mill production facility being constructed by SEMO near Cape Girardeau, Missouri.

The Ninth Amendment extended to April 30, 2007 (from March 23, 2007) the deadline for performing specified actions and activities under the Joint Venture Agreement (which is referred to as the “effective date”), including:

•	entering into certain agreements related to the joint venture, including an assignment agreement, a contribution agreement, a services agreement and a technology licensing agreement; and
•	making initial capital contributions to the joint venture; and
•	obtaining third-party financing for the joint venture.

The Company and SEMO have extended the “effective date” under the Joint Venture Agreement several times, and further extensions may occur. The Company cannot predict the outcome of discussions with SEMO or what effect such discussions may have on its business relationship with SEMO or any future business activities between SEMO and the Company.

The foregoing description of the Amendment does not purport to be complete and is qualified in the entirety by the terms and conditions of such Amendment, which is filed as Exhibits 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Ninth Amendment to Joint Venture Agreement, dated March 23, 2007, by and between SEMO Milling, LLC and Ethanex Energy North America, Inc.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ETHANEX ENERGY, INC.

Date: March 28, 2007	/s/ David J. McKittrick
By: David J. McKittrick Its: Executive Vice President and Chief Financial Officer
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